As filed with the Securities and Exchange Commission on March 8, 2016

Registration Statement No. 333-151995

Registration Statement No. 333-175838

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-151995

Form S-8 Registration Statement No. 333-175838

UNDER THE SECURITIES ACT OF 1933

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KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5951150
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

295 MADISON AVENUE, 6TH FLOOR NEW YORK, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

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Amended and Restated 2006 Equity Incentive Plan

Amended and Restated Non-Employee Director Plan

(Full titles of the Plans)

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Dayl W. Pearson

KCAP Financial, Inc.

295 Madison Avenue, 6th Floor

New York, NY  10017

(name and address of agent for service)

(212) 455-8300

(Telephone number, including area code, of agent for service)

Copy to:

Harry S. Pangas, Esq.

Sutherland Asbill & Brennan LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

Telephone: (202) 383-0100

Facsimile: (202) 637-3593

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY STATEMENT

DEREGISTRATION OF SECURITIES

KCAP Financial, Inc. (the “Registrant”) previously registered shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), under registration statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) concerning shares of Common Stock issuable or issued under each of the Registrant’s Amended and Restated 2006 Equity Incentive Plan and Amended and Restated Non-Employee Director Plan (the “Plans”). The Registrant is no longer issuing securities under the Plans. This Post-Effective Amendment No. 1 is being filed to deregister the remaining unissued shares of Common Stock that were registered for issuance pursuant to the below-referenced Registration Statements in connection with the Plans:

•	Registration Statement on Form S-8 (No. 333-151995) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 27, 2008 registering 2,000,000 shares of Common Stock for issuance under the Amended and Restated 2006 Equity Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-175838) filed by the Registrant with the SEC on July 28, 2011 registering 96,000 shares of Common Stock for issuance under the Amended and Restated Non-Employee Director Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of March, 2016.

KCAP FINANCIAL, INC.

By:	/s/ Dayl W. Pearson
Name: Dayl W. Pearson
Title: President and Chief Executive Officer

* * * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dayl W. Pearson	President, Chief Executive Officer (Principal Executive	March 8, 2016
Dayl W. Pearson	Officer) and Director

/s/ Edward U. Gilpin	Chief Financial Officer, Secretary and Treasurer (Principal	March 8, 2016
Edward U. Gilpin	Financial and Accounting Officer)

*	Director	March 8, 2016
Christopher Lacovara

Director
John A. Ward, III

*	Director	March 8, 2016
C. Michael Jacobi

*	Director	March 8, 2016
Albert G. Pastino

*	Director	March 8, 2016
C. Turney Stevens

Director
Dean C. Kehler

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* Signed by Dayl W. Pearson pursuant to powers of attorney executed by each individual on June 27, 2008 and July 27, 2011

EXHIBIT INDEX

24.1	Power of Attorney (incorporated herein by reference to Exhibit 24.1 of the Registrant’s Form S-8 (Registration No. 333-151995) filed on June 27, 2008).

24.2	Power of Attorney (incorporated herein by reference to Exhibit 24.1 of the Registrant’s Form S-8 (Registration No. 333-175838) filed on July 28, 2011).